Exhibit 15.1 (Part 1 of 3) April 24, 2025 Project 24704 Dr. Víctor Rodríguez Padilla Director General Petróleos Mexicanos Avenida Marina Nacional No. 329 Torre Ejecutiva, Piso 44 Colonia Verónica Anzures Alcaldía Miguel Hidalgo 11300 Ciudad de México, México Dear Dr. Víctor Rodríguez Padilla: We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2024 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Business Overview– Exploration and Production–Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 11, 2025, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2024, for 18 fields located in the Cantarell and Ku-Maloob-Zaap business units in the southeastern offshore region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission. Sincerely, GLJ LTD. Julisa Rocabado Analyst Leonard L. Herchen, P. Eng. Vice President, Technical Advisory

Exhibit 15.1 (Part 2 of 3) April 24, 2025 Project 24705 Dr. Víctor Rodríguez Padilla Director General Petróleos Mexicanos Avenida Marina Nacional No. 329 Torre Ejecutiva, Piso 44 Colonia Verónica Anzures Alcaldía Miguel Hidalgo 11300 Ciudad de México, México Dear Dr. Víctor Rodríguez Padilla: We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2024 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Business Overview– Exploration and Production–Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 11, 2025, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2024, for 139 fields located in the Reynosa and Veracruz business units in the southeastern region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission. Sincerely, GLJ LTD. Patrick A. Olenick, P. Eng. Senior Vice President, International Evaluations

Exhibit 15.1 (Part 3 of 3) April 24, 2025 Project 24706 Dr. Víctor Rodríguez Padilla Director General Petróleos Mexicanos Avenida Marina Nacional No. 329 Torre Ejecutiva, Piso 44 Colonia Verónica Anzures Alcaldía Miguel Hidalgo 11300 Ciudad de México, México Dear Dr. Víctor Rodríguez Padilla: We hereby consent to all references to our firm as set forth in the Annual Report on Form 20-F of Petróleos Mexicanos (“Pemex”) for the year ending December 31, 2024 (the “Form 20-F”), under the headings “Presentation of Information Concerning Reserves,” “Item 4. Information on the Company–Business Overview– Exploration and Production–Reserves,” and “Item 19. Exhibits. Documents filed as exhibits to this Form 20-F,” and to the filing of our audit letter dated April 11, 2025, as an exhibit to the Form 20-F. We have audited the estimates of Pemex’s proved oil, condensate, natural gas, and oil equivalent reserves, as of December 31, 2024, for 46 fields located in the Macuspana-Muspac and Cinco Presidentes business units in the southeastern region of Mexico. These estimates were prepared by Pemex Exploración y Producción in accordance with the reserves definitions of Regulation S-X Rule 4-10(a) of the U.S. Securities and Exchange Commission. Sincerely, GLJ LTD. Leonard L. Herchen, P. Eng. Vice President, Technical Advisory